Exhibit 99.2
CSX REPORTS 31 PERCENT INCREASE IN EPS AND INCREASES DIVIDEND
Surface Transportation produces record third-quarter operating income

          JACKSONVILLE, Fla., October 26, 2005 — CSX Corporation (NYSE: CSX) today reported third quarter net earnings of $164 million, or $.72 per share, a 31 percent increase in earnings per share from the same quarter in 2004. Also today, CSX announced a 30 percent increase in its quarterly dividend to $0.13 per common share. The dividend is payable December 15, 2005 to shareholders of record on November 25, 2005.
           “The strong third quarter results were particularly gratifying in light of the impact from Hurricane Katrina,” said Michael J. Ward, CSX Corporation chairman and chief executive officer. “The dividend increase reflects this team’s confidence in its ability to deliver sustained value to shareholders.”
          In the quarter, the company’s core Surface Transportation businesses, which include rail and intermodal, achieved:
•	record third-quarter operating income of $361 million, up 46 percent from the same period last year and representing the seventh consecutive quarter of year-over-year improvement;

•	revenue of $2.1 billion, an increase of 9 percent over the third quarter of 2004 with strength in all major markets; and

•	an operating ratio of 83.0 percent, an improvement of 4.3 points from the same quarter last year.
          CSX executives will provide additional perspective on the quarterly results at its third-quarter earnings conference call, beginning at 11 a.m. today. Those interested in participating in the meeting may do so by dialing (212) 271-4562 and asking for the CSX Earnings Call. In conjunction with the call, presentation materials and a live audio web cast will be available on CSX’s web site at www.csx.com.
          In addition, CSX’s detailed financial information is contained in its Quarterly Flash document, which is posted on www.csx.com, and filed on Form 8-K with the Securities and Exchange Commission.
          CSX Corporation, based in Jacksonville, Fla., owns companies providing rail, intermodal and rail-to-truck transload services that are among the nation’s leading transportation companies, connecting 70 river, ocean and lake ports, as well as over 200 short line railroads. Its principal operating company, CSX Transportation Inc., operates the largest railroad in the eastern United States with a 22,000-mile rail network linking commercial markets in 23 states, the District of Columbia, and two Canadian provinces. CSX Intermodal Inc. is a stand-alone integrated intermodal company serving customers with its own truck and terminal operations plus a dedicated domestic container fleet. More information about CSX Corporation and its subsidiaries is available at the company’s website, www.csx.com.
     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.
     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.
500 Water Street
15th Floor, C900
Jacksonville, FL 32202
http://www. csx.com
Contact:
Investor Relations
  David Baggs
  (904) 359-4812
Media
  Vance Meyer
  (904) 359-3161

The accompanying unaudited financial information should be read in conjunction with the Company’s 2004 Annual Report on Form 10-K, 2005 Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED STATEMENT OF EARNINGS
(Millions of Dollars, Except Per Share Amounts)

		(Unaudited)
		Quarters Ended			Nine Months Ended
		Sept. 30,	Sept. 24,		Sept. 30,	Sept. 24,
		2005	2004	$ Change	2005	2004	$ Change

Revenue	Surface Transportation Revenue	$2,125	$1,943	$182	$6,399	$5,860	$539
and Expense	Surface Transportation Expense
	Labor and Fringe	725	671	54	2,125	2,012	113
	Materials, Supplies and Other	454	412	42	1,363	1,270	93
	Depreciation	204	170	34	610	487	123
	Fuel	188	162	26	543	467	76
	Building and Equipment Rent	129	143	(14)	401	427	(26)
	Inland Transportation	55	72	(17)	175	216	(41)
	Conrail Rents, Fees and Services	9	63	(54)	48	232	(184)
	Restructuring Charge (Note a)	-	3	(3)	-	71	(71)

	Total Surface Transportation Expense	1,764	1,696	68	5,265	5,182	83

	Surface Transportation Operating Income	361	247	114	1,134	678	456
	Other Operating Income (Expense)	(8)	3	(11)	4	6	(2)

	Consolidated Operating Income	353	250	103	1,138	684	454
	Other Income	11	32	(21)	39	33	6
	Debt Repurchase Expense (Note b)	-	-	-	(192)	-	(192)
	Interest Expense	(100)	(106)	6	(324)	(323)	(1)

	Earnings From Continuing Operations Before Income Taxes	264	176	88	661	394	267
	Income Tax Expense (Note c)	(100)	(62)	(38)	(178)	(135)	(43)

	Earnings From Continuing Operations	164	114	50	483	259	224
	Discontinued Operations — Net of Tax (Note d)	-	9	(9)	425	13	412

	Net Earnings	$164	$123	$41	$908	$272	$636

Per Common	Earnings Per Share, Assuming Dilution:
Share	Earnings From Continuing Operations	$0.72	$0.51	$0.21	$2.12	$1.16	$0.96
	Discontinued Operations	-	0.04	(0.04)	1.88	0.06	1.82

	Net Earnings Per Share	$0.72	$0.55	$0.17	$4.00	$1.22	$2.78

	Average Diluted Common Shares Outstanding (Thousands)	228,423	224,980		227,374	224,911

	Cash Dividends Paid Per Common Share	$0.10	$0.10		$0.30	$0.30

See accompanying Notes to Consolidated Financial Statements on page 4.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

		(Unaudited)
		Sept. 30,	Dec. 31,
		2005	2004

Assets	Cash, Cash Equivalents and Short-term Investments	$590	$859
	Current Assets — Net	1,857	1,501
	International Terminals Assets Held for Sale	-	643
	Properties — Net	19,975	19,945
	Affiliates and Other Companies	920	870
	Other Long-term Assets	679	802

	Total Assets	$24,021	$24,620

Liabilities and	Current Maturities of Long-term Debt	947	$983
Shareholders’ Equity	Other Current Liabilities	2,193	1,948
	International Terminals Liabilities Held for Sale	-	386
	Long-term Debt	5,058	6,248
	Deferred Income Taxes	6,011	5,979
	Other Long-term Liabilities	2,050	2,265
	Shareholders’ Equity	7,762	6,811

	Total Liabilities and Shareholders’ Equity	$24,021	$24,620

CONSOLIDATED CASH FLOW STATEMENTS

(Dollars in Millions)

		(Unaudited)
		Nine Months Ended
		Sept. 30,	Sept. 24,
		2005	2004

Operating Activities	Net Earnings	$908	$272
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	620	511
	Deferred Income Taxes	(132)	115
	Gain on Sale of International Terminals — Net of Tax (Note d)	(428)	-
	Restructuring Charge	-	71
	Working Capital and Other Operating Activities	(190)	(104)

	Net Cash Provided by Operating Activities	778	865

Investing Activities	Property Additions	(726)	(734)
	Net Proceeds from Sale of International Terminals	1,108	-
	Purchase of Minority Interest in an International Terminals’ Subsidiary	(110)	-
	Short-term Investments — Net	9	(349)
	Other Investing Activities	26	31

	Net Cash Provided by (Used by) Investing Activities	307	(1,052)

Financing Activities	Debt — Net	(1,308)	128
	Dividends Paid	(65)	(64)
	Other Financing Activities	44	18

	Net Cash (Used by) Provided by Financing Activities	(1,329)	82

Cash, Cash Equivalents	Net Decrease in Cash and Cash Equivalents	(244)	(105)
and Short-term Investments
	Cash and Cash Equivalents at Beginning of Period	522	296

	Cash and Cash Equivalents at End of Period	278	191
	Short-term Investments at End of Period	312	438

	Cash, Cash Equivalents and Short-term
	Investments at End of Period	$590	$629

See accompanying Notes to Consolidated Financial Statements on page 4.

CSX Corporation and Subsidiaries	Quarterly Flash

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Prior periods have been reclassified to conform to the current presentation.
The Consolidated Balance Sheets and Cash Flow Statements have been summarized for this presentation. All statements should be read in conjunction with the Company’s Quarterly Report to be filed on Form 10-Q.
(a)	In the third quarter and nine months of 2004, the Company recorded $3 million pretax and $71 million pretax, respectively, for separation expenses related to the management restructuring announced in November 2003 at the Company’s Surface Transportation units. Earnings per share was negatively impacted in the third quarter and nine months of 2004 by $.01 and $.20, respectively.

(b)	In the second quarter of 2005, CSX repurchased $1 billion of outstanding debt. CSX recognized $192 million of pretax costs to repurchase the debt, which primarily reflects the increase in current market value above original issue value. Earnings per share decreased $.54 as a result of this transaction.

(c)	In the second quarter of 2005, Ohio enacted legislation to gradually eliminate its corporate franchise tax. This legislative change resulted in an income tax benefit of $71 million and an earnings per share increase of $.31 associated with eliminating deferred income tax liabilities.

(d)	In the first quarter of 2005, CSX sold its International Terminals business for closing cash consideration of $1.142 billion. CSX recognized income of $683 million pretax, $428 million after tax, as a result of the sale. Also included in Discontinued Operations is the after-tax loss on operations of the International Terminals business of $3 million for the first quarter of 2005. Earnings per share increased $1.88 as a result of this transaction.

CSX Corporation and Subsidiaries	Quarterly Flash

BUSINESS SEGMENTS (Unaudited) (a)
(Dollars in Millions)
Quarters Ended September 30, 2005, and September 24, 2004

					Surface
	Rail		Intermodal		Transportation		Other(b)		Total
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating Revenue	$1,788	$1,616	$337	$327	$2,125	$1,943	$-	$-	$2,125	$1,943
Operating Expense
Labor and Fringe	705	652	20	19	725	671	2	-	727	671
Materials, Supplies and Other	408	359	46	53	454	412	8	(2)	462	410
Depreciation	195	161	9	9	204	170	3	2	207	172
Fuel	188	162	-	-	188	162	-	-	188	162
Building and Equipment Rent	99	104	30	39	129	143	(5)	(3)	124	140
Inland Transportation	(109)	(104)	164	176	55	72	-	-	55	72
Conrail Rents, Fees and Services	9	63	-	-	9	63	-	-	9	63
Restructuring Charge	-	3	-	-	-	3	-	-	-	3

Total Operating Expense	1,495	1,400	269	296	1,764	1,696	8	(3)	1,772	1,693

Operating Income	$293	$216	$68	$31	$361	$247	$(8)	$3	$353	$250

Operating Ratio	83.6%	86.6%	79.8%	90.5%	83.0%	87.3%

Nine Months Ended September 30, 2005, and September 24, 2004

					Surface
	Rail		Intermodal		Transportation		Other(b)		Total
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating Revenue	$5,403	$4,893	$996	$967	$6,399	$5,860	$-	$-	$6,399	$5,860
Operating Expense
Labor and Fringe	2,066	1,956	59	56	2,125	2,012	5	2	2,130	2,014
Materials, Supplies and Other	1,220	1,114	143	156	1,363	1,270	2	(4)	1,365	1,266
Depreciation	581	459	29	28	610	487	7	6	617	493
Fuel	543	467	-	-	543	467	-	-	543	467
Building and Equipment Rent	304	309	97	118	401	427	(18)	(10)	383	417
Inland Transportation	(318)	(308)	493	524	175	216	-	-	175	216
Conrail Rents, Fees and Services	48	232	-	-	48	232	-	-	48	232
Restructuring Charge	-	67	-	4	-	71	-	-	-	71

Total Operating Expense	4,444	4,296	821	886	5,265	5,182	(4)	(6)	5,261	5,176

Operating Income	$959	$597	$175	$81	$1,134	$678	$4	$6	$1,138	$684

Operating Ratio	82.3%	87.8%	82.4%	91.6%	82.3%	88.4%

(a)	Prior periods have been reclassified to conform to the current presentation.

(b)	Other includes the gain amortization on the CSX Lines conveyance, net sub-lease income from assets formerly included in the Marine Services segment, and other items.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION TRAFFIC AND REVENUE
Volume (Thousands); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

	Volume			Revenue			Revenue Per Unit
Third Quarter	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change

Merchandise
Phosphates and Fertilizers	111	107	4%	$83	$75	11%	$748	$701	7%
Metals	88	95	(7)	142	129	10	1,614	1,358	19
Forest Products	107	115	(7)	177	171	4	1,654	1,487	11
Food and Consumer	62	59	5	110	93	18	1,774	1,576	13
Agricultural Products	88	82	7	133	117	14	1,511	1,427	6
Chemicals	131	139	(6)	269	266	1	2,053	1,914	7
Emerging Markets	132	126	5	135	120	13	1,023	952	7

Total Merchandise	719	723	(1)	1,049	971	8	1,459	1,343	9

Automotive	114	112	2	200	185	8	1,754	1,652	6

Coal, Coke and Iron Ore
Coal	422	406	4	491	423	16	1,164	1,042	12
Coke and Iron Ore	20	17	18	21	15	40	1,050	882	19

Total Coal, Coke and Iron Ore	442	423	4	512	438	17	1,158	1,035	12

Other	-	-	-	27	22	23	-	-	-

Total Rail	1,275	1,258	1	1,788	1,616	11	1,402	1,285	9

Intermodal
Domestic	216	239	(10)	180	184	(2)	833	770	8
International	328	320	3	130	127	2	396	397	-
Other	-	-	-	27	16	69	-	-	-

Total Intermodal	544	559	(3)	337	327	3	619	585	6

Total Surface Transportation	1,819	1,817	-%	$2,125	$1,943	9%	$1,168	$1,069	9%

	Volume			Revenue			Revenue Per Unit
Nine Months	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change

Merchandise
Phosphates and Fertilizers	345	348	(1)%	$264	$252	5%	$765	$724	6%
Metals	273	284	(4)	420	373	13	1,538	1,313	17
Forest Products	333	344	(3)	534	496	8	1,604	1,442	11
Food and Consumer	188	179	5	323	272	19	1,718	1,520	13
Agricultural Products	267	263	2	403	375	7	1,509	1,426	6
Chemicals	406	418	(3)	815	786	4	2,007	1,880	7
Emerging Markets	383	372	3	389	366	6	1,016	984	3

Total Merchandise	2,195	2,208	(1)	3,148	2,920	8	1,434	1,322	8

Automotive	363	372	(2)	619	607	2	1,705	1,632	4

Coal, Coke and Iron Ore
Coal	1,297	1,219	6	1,492	1,254	19	1,150	1,029	12
Coke and Iron Ore	62	51	22	67	48	40	1,081	941	15

Total Coal, Coke and Iron Ore	1,359	1,270	7	1,559	1,302	20	1,147	1,025	12

Other	-	-	-	77	64	20	-	-	-

Total Rail	3,917	3,850	2	5,403	4,893	10	1,379	1,271	8

Intermodal
Domestic	651	760	(14)	532	575	(7)	817	757	8
International	964	937	3	378	368	3	392	393	-
Other	-	-	-	86	24	NM	-	-	-

Total Intermodal	1,615	1,697	(5)	996	967	3	617	570	8

Total Surface Transportation	5,532	5,547	-%	$6,399	$5,860	9%	$1,157	$1,056	10%

Prior periods have been reclassified to conform to the current presentation.
NM — not meaningful

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS
REVENUE
The following discussion compares the 13-week quarters ended September 30, 2005 and September 24, 2004.
Rail Operating Revenue
Third quarter 2005 results represent the 14th consecutive quarter of revenue growth as well as record revenue-per-unit results. All markets experienced revenue and revenue-per-unit gains as a result of continued traffic re-pricing and the fuel surcharge program.
Merchandise
•	Phosphates and Fertilizers – Volume grew by 4% as a result of strong export phosphate demand from India and Pakistan. Rail service improvements in central Florida also contributed to volume growth. In addition, demand improved for shipments of ammonia, nitrogen, and potash.

•	Metals – Despite a 7% decline in volume, revenue grew 10%, predominantly due to yield management efforts to increase allocation of railcars from short to longer-haul traffic. These efforts and general price increases resulted in revenue-per-unit increases of 19%, the highest percent increase of the merchandise markets.

•	Forest Products – Volume was unfavorable 7% due to a continued decline in newsprint demand and a buildup in lumber and panel inventories. Yield management emphasis, which includes re-pricing of low margin traffic, contributed to revenue-per-unit gains of 11%.

•	Food and Consumer – Volume was favorable 5% due to strength in movement of transportation equipment and canned goods. This strength more than offset a decline in volume due to the hurricane impact.

•	Agricultural Products – Volume was up 7% based on strength of export grain, soybeans, feed ingredients and ethanol. An anticipated strong 2005 harvest encouraged farmers to sell larger amounts of soybeans to forward processors during July and August.

•	Chemicals – Unfavorable volume versus 2004 was driven by high raw materials inventory, high energy prices, and hurricane impacts. Several chemical plants along the Mississippi coast remain closed.

•	Emerging Markets – Volume was favorable 5% due to continued growth in waste, lime, fly ash and aggregates lines of business. Military shipments were down due to fewer military equipment deployments.
Automotive
North American light vehicle production was favorable by 1%, primarily driven by the success of the domestic manufacturer’s employee discount pricing promotion. In addition, reduction in downtime at CSXT- served plants also contributed to an overall 2% increase in volumes.
Coal, Coke and Iron Ore
Revenue was up 17% and volume was up 4% on strong demand across coal markets. Utility inventories remain below target levels, continuing the high demand for coal shipments.
Intermodal
•	Domestic – Continued emphasis on longer hauls in higher density lanes coupled with sustained strength in pricing increased revenue per unit by 8%. Volumes were down due to a steady focus on yield management efforts.

•	International – Volumes were up 3%. Revenue per car declined as a result of rate increases only partially offsetting unfavorable traffic mix changes.

•	Other – Higher fuel surcharge rates and continued emphasis on multiple ancillary charges, including premise use increases, drove other revenue increases.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS, Continued
EXPENSE
The following discussion compares the 13-week quarters ended September 30, 2005 and September 24, 2004.
Labor and Fringe expenses increased $54 million. Higher incentive compensation costs are the primary driver of increased labor and fringe expenses as well as the effects of inflation.
Materials, Supplies and Other expenses increased $42 million, which is primarily attributable to inflation related expenses, higher reserve requirements for uncollectible accounts, property taxes, and deductibles for hurricane losses.
Depreciation increased $34 million, which is mainly attributable to the Conrail spin-off transaction completed in the third quarter of 2004, as assets previously leased from Conrail are now owned directly by CSXT, as well as higher expenses resulting from an increase in the asset base.
Fuel increased $26 million, due to higher fuel prices, net of hedging benefits, which was partially offset by lower volume and efficiency gains.
Building and Equipment Rent decreased $14 million primarily due to a reduction in railcar and locomotive leases.
Inland Transportation decreased $17 million primarily due to decreases in Intermodal volume.
Conrail Rents, Fees and Services decreased $54 million due to the Conrail spin-off transaction completed in the third quarter of 2004. This transaction decreased rents paid to Conrail, as assets previously leased from Conrail are now owned directly by CSXT. During the third quarter Conrail received a tax benefit from the resolution of various federal income tax audit adjustments, which increases CSX’s equity earnings and offsets Conrail Rents, Fees and Services.
Restructuring Charge of $3 million represents the 2004 charge for separation expenses related to the management restructuring announced in November 2003 at the Company’s Surface Transportation units.

CSX Corporation and Subsidiaries	Quarterly Flash

RAIL OPERATING STATISTICS(a)

		Third Quarter			Nine Months
		2005	2004	% Change	2005	2004	% Change

Coal	Domestic:
(Millions of Tons)	Utility	37.0	34.8	6%	111.7	102.9	9%
	Other	5.2	5.1	2	16.0	16.0	-

	Total Domestic	42.2	39.9	6	127.7	118.9	7
	Export	2.8	3.1	(10)	10.0	10.4	(4)

	Total	45.0	43.0	5	137.7	129.3	6

Revenue Ton-Miles	Merchandise	32.8	33.0	(1)	102.0	102.3	(0)
(Billions)	Automotive	2.0	1.9	5	6.3	6.3	-
	Coal	20.3	18.5	10	61.4	56.2	9
	Intermodal	5.1	5.2	(2)	15.3	16.4	(7)

	Total	60.2	58.6	-	185.0	181.2	2

Gross Ton-Miles(b)	Total Gross Ton-Miles	113.2	110.5	2	346.9	343.4	-
(Billions)

Service	FRA Personal Injury Frequency Index (Per 200,000 Man Hours)	1.91	2.42	21	1.81	2.32	22
Measurements	FRA Train Accidents Frequency (Per Million Train Miles)	3.85	4.43	13	4.02	4.75	15
	Average Velocity, All Trains (Miles Per Hour)	19.7	20.1	(2)	19.4	20.2	(4)
	Average System Dwell Time (Hours) (c)	29.0	28.8	(1)	29.8	28.4	(5)
	Average Total Cars-On-Line	232,324	233,469	-	234,111	233,302	-
	On -Time Originations	51.1%	50.9%	-	49.6%	47.7%	4
	On -Time Arrivals	43.1%	40.6%	6	39.0%	40.8%	(4)
	Average Recrews (Per Day)	63	62	(2)	65	65	-%

Resources	Route Miles	21,687	22,316	(3)
	Locomotives (d)	3,759	3,702	2
	Freight Cars (d)	103,308	104,446	(1)%

(a)	Amounts are estimated.
(b)	Amounts exclude locomotive gross ton-miles.
(c)	Amounts represent the Company’s historical method for calculating average system dwell. Beginning October 1, 2005, CSX adopted a new dwell calculation in response to AAR efforts to standardize reporting across U. S. railroads.
(d)	Represents a total of owned and long-term leased assets.
SURFACE TRANSPORTATION FUEL STATISTICS

	Third Quarter		Nine Months
	2005	2004	2005	2004
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	140.7	142.5	445.8	452.9
Price Per Gallon (Dollars)	$1.3354	$1.1370	$1.2183	$1.0628
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$(27.9)		$(69.3)

CSX Corporation and Subsidiaries	Quarterly Flash

OTHER INCOME (EXPENSE) (Unaudited)

	Quarters Ended		Nine Months Ended
	Sept. 30,	Sept. 24,	Sept. 30,	Sept. 24,
	2005	2004	2005	2004

Interest Income	$7	$5	$30	$13
Income from Real Estate and Resort Operations	10	19	26	17
Minority Interest Expense	(4)	(5)	(14)	(12)
Net Gain on Conrail Spin-off — After Tax	-	16	-	16
Miscellaneous	(2)	(3)	(3)	(1)

Total	$11	$32	$39	$33

EMPLOYEE COUNTS BY SEGMENT — ESTIMATED

	2005			2004
	Aug	May	Feb.	Nov.	Aug.	May	Feb.

Surface Transportation
Rail	32,347	32,005	31,243	31,967	32,123	32,184	32,022
Intermodal	1,082	1,076	1,061	1,077	1,079	1,087	1,126
Technology and Corporate	562	549	555	547	547	550	697

Total Surface Transportation	33,991	33,630	32,859	33,591	33,749	33,821	33,845

International Terminals	-	-	-	631	643	778	874
Other	1,724	1,546	1,060	1,310	1,633	1,417	1,095

Total	35,715	35,176	33,919	35,532	36,025	36,016	35,814